Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of this ____ day of May, 2017 (the “Effective Date”) by and between the party  on the signature page to this Agreement (the “Purchaser”), and VerifyMe, Inc., a Nevada corporation (“VRME” or the “Company”) (collectively, the Purchaser and VRME are the “Parties”).

WHEREAS, this Agreement contemplates a transaction in which the Purchaser will exchange shares of the Company’s Series C Preferred Stock (the “Series C”) and Warrants to purchase shares of the Company’s common stock (the “Warrants”, and together with the Series C the “Securities”) for shares of the Company’s common stock pursuant to the terms contained below;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.             Exchange.  VRME agrees to exchange the Securities held by the Purchaser for shares of VRME common stock in the amounts set forth in Exhibit A to this Agreement.  The exchange is being made pursuant to Section 3(a)(9) of the Securities Act of 1933. The holding period of the common stock tacks back to the initial purchase of the Securities from the Company. Within three trading days after the date upon which the Company has filed an Amendment to its Certificate of Designation for its Series C Convertible Preferred Stock, the Company will (i) electronically deliver the share certificates to the Purchaser pursuant to instructions given using the Depository Trust Company’s Deposit/Withdrawal At Custodian and (ii) file a Form 8-K with the Securities and Exchange Commission disclosing the completion of the above transaction. Upon filing of the Form 8-K, the Company shall not have disclosed any material non-public information to the Purchaser.

1.1          Series C.For each share of Series C, VRME will issue the Purchaser approximately 2.857 shares of common stock. No fractional shares of common stock will be issued. If the issuance would result in the issuance of a fraction of a share of common stock, the Company shall round such fraction of a share of common stock up to the nearest whole share.

1.2          Warrants.For each Warrant, VRME will issue to the Purchaser two shares of common stock.

2.             Representations and Warranties of VRME.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, VRME hereby makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the closing date:

2.1          Organization.  VRME is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly authorized to conduct business as currently conducted.

2.2          Authority.  VRME has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of VRME, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by VRME.

Exhibit 10.1

2.3          Non-Contravention.  The execution and delivery of this Agreement by VRME and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which VRME is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to VRME.

2.4          Litigation.  There are no actions, suits, or proceedings pending or, to the best of VRME’s knowledge, threatened, which could in any manner restrain or prevent VRME from effectually and legally exchanging the Securities pursuant to the terms and provisions of this Agreement.

2.5          Brokers’ Fees.  VRME has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.6          Reporting Company.  VRME is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act.

2.7          SEC Reports. VRME has filed with the SEC all reports required to be filed since January 1, 2016.  None of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

2.8          Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in VRME have been duly authorized and validly issued and are fully paid and non-assessable.

2.9          No Material Adverse Change.  Since April 12, 2017 (filing date of the last Form 10-K), there has not been individually or in the aggregate a Material Adverse Change with respect to VRME. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on VRME or material adverse change on its business, assets, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which VRME operates.

3.             Representations and Warranties of the Purchaser.  As an inducement to VRME to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the closing date:

Exhibit 10.1

3.1          Authority.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser.

3.2          Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it.

3.3          Litigation There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally exchanging the Securities pursuant to the terms and provisions of this Agreement.

3.4          Brokers’ Fees.  The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.             Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Agreement shall survive the closing.

5.             Indemnification.

5.1          Indemnification Provisions for Benefit of the Purchaser.  In the event VRME breaches any of its representations, warranties, and/or covenants contained herein, and provided that the Purchaser makes a written claim for indemnification against VRME, then VRME agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

5.2          Indemnification Provisions for Benefit of VRME.  In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein, and provided that VRME makes a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify VRME from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

6.             Post-Closing Covenants. The Parties agree as follows with respect to the period following the closing:

6.1          General.  In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 5).

Exhibit 10.1

6.2          Company.  VRME hereby covenants that, after the closing, VRME will, at the request of Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the common stock, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

7.             Expenses.  Except as otherwise provided in this Agreement, all Parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

8.             Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

10.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

11.           Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

If to the Company:       VerifyMe, Inc.
837 Lindy Lane
Bala Cynwyd, PA 19004
Telephone: (610) 688-1952
Attention: Chief Executive Officer
Email: ngardner@verifyme.com

With a copy (for informational purposes only) to:

Nason Yeager Gerson White & Lioce, P.A.,
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Telephone:  (561) 471-3507
 Attention: Michael D. Harris, Esq.
E-Mail: mharris@nasonyeager.com

If to the Purchaser:      The address set forth on the signature page attached hereto.

or to such other address as any of them, by notice to the other may designate from time to time.

Exhibit 10.1

12.           Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

13.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Nevada

14.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

15.           Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

16.           Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Attached]

Exhibit 10.1

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

VERIFYME, INC.:

By:
Norman Gardner,
Chief Executive Officer

PURCHASER:

By:
(Print Name and Title)

Address:

Email:

Tax ID of Purchaser:

Share Certificate Delivery
Instructions

Exhibit 10.1

EXHIBIT A

Share Exchange Amounts

Purchaser	Series C Exchanged	Warrants Exchanged	Common Issued for Series C	Common Issued for Warrants	Total Common Stock to be Issued